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                                                                       Exhibit 5



                    [Letterhead of Schulte Roth & Zabel LLP]

                       Opinion of Schulte Roth & Zabel LLP



                                                               November 11, 1999

Caribiner International, Inc.
16 West 61st Street
New York, New York 10023-7604

Ladies and Gentlemen:

            We have acted as counsel for Caribiner International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 600,000 shares of the Common Stock, par value $.01 per share, of the Company, plus an indeterminate amount of additional shares as may be required to prevent dilution covered by the Registration Statement pursuant to Rule 416 under the Securities Act (the "Shares"). The shares may be offered and sold from time to time by a senior officer (the "Stockholder") of the Company who will acquire such shares upon the exercise of stock options (the "Options").

            In our capacity as counsel, we have examined originals, telecopies or copies of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact, we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Company, public officials and other appropriate persons.

            Based upon and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be offered and sold by the Stockholders pursuant to the Registration Statement have been duly authorized, and when issued and delivered to and paid for by the Stockholders in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectuses which form a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Schulte Roth & Zabel LLP